Exhibit 5.1

Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Paz Abercohen,

Danielle Wassner, Shimrit Roznek, Assaf Unger, Uri Dotan, Maya Weiss Donin,

Victoria Zilberman, Alon Shafrir

* Also admitted in New York

Tel-Aviv, June 20, 2018

Ref: 1513/21

To:

Therapix Biosciences Ltd.

HaShahar Tower, 16th Floor

Givatayim 5320047, Israel

Ladies and Gentlemen:

Re: Registration Statement on Form F-3

1. We have acted as Israeli legal counsel to Therapix Biosciences Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with Company's Registration Statement on Form F-3 (the “Registration Statement”) being filed under the United States Securities Act of 1933, as amended (the “Act”), with respect to the proposed sale by the Company, from time to time, as set forth in the prospectus contained in the Registration Statement, and as shall be set forth in one or more supplements to the Prospectus (the “Prospectus Supplement(s)”), of up to $50,000,000 aggregate amount of any or all of the following securities (the “Securities”):

a.	American Depositary Shares (“ADSs”), each representing forty (40) ordinary shares of par value NIS 0.10 per share of the Company (“Ordinary Shares” or “Shares”);

b.	Ordinary Shares;

c.	debt securities in one or more series (“Debt Securities”);

d.	rights to purchase any of the Company’s securities or any combination thereof (“Rights”);

e.	warrants to purchase ADSs or Ordinary Shares (“Warrants”);

f.	units consisting of ADSs, Ordinary Shares, Debt Securities, Rights, Warrants or any combination of such securities (“Units”).

2. In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement on Form F-3 and all exhibits thereto; (ii) a copy of the articles of association of the Company (the “Articles”), as currently in effect; (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and other actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon statements, certificates or comparable documents of officers and representatives of the Company.

3. In such examination,, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents, photocopies, conformed copies, email or facsimiles submitted to us, as certified confirmed as photostatic copies and the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

4. We have assumed further, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued(a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms, and that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established in conformity with the Company’s then operative Articles of Association and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

5. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

6. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

7. Members of our firm are admitted to the Bar in the State of Israel, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. This opinion letter is rendered as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we disclaim any obligation and undertake no duty to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel. We relied on and express no opinion with respect to certain legal matters concerning this offering (including with respect to Exhibits 1.1, 4.1 – 4.8) that are passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, U.S. counsel of the Company.

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8. You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

9. Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

a. The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.

b. With respect to the Ordinary Shares, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters (in this paragraph the “Authorizing Resolutions”), (ii) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (iii) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Company Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Company Shares may be issued and sold, and (v) receipt by the Company of the consideration for the Company Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Securities, if any, pursuant to which the Company Shares may be issued, such Company Shares will be validly issued, fully paid and non-assessable.

b. With respect to the Debt Securities, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance and the terms of any Debt Securities, the terms of the offering thereof and related matters, (in this paragraph the “Authorizing Resolutions”), (ii) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (iii) the due authorization, execution and delivery of (a) the indenture relating to the Debt Securities, by and between the Company and a trustee to be selected by the Company (the “Indenture”), and (b) any certificates relating to the Debt Securities, (iv) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Debt Securities in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Indenture, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Debt Securities may be issued and sold, (vi) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) and the Indenture and any Debt Securities certificates, of the terms of the Debt Securities and of their issuance and sale, (vii) due execution and counter-signature, in accordance with the provisions of the Indenture, and due issuance, sale and delivery, in accordance with the provisions of any such Indenture, the Registration Statement and the prospectus included therein, of the Debt Securities and (viii) receipt by the Company of the consideration for the Debt Securities as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

c. With respect to the Warrants, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance and terms of any Warrants and of any ADSs or Ordinary Shares issuable upon the exercise of such Warrants, the terms of the offering thereof and related matters (in this paragraph the “Authorizing Resolutions”), (ii) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (iii) the due authorization, execution and delivery of (a) the warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”) and (b) any certificates relating to the Warrants, (iv) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Warrants may be issued and sold, (vi) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (vii) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants and (viii) receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

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d. With respect to the Rights, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance and terms of any Rights and of any securities issuable upon the exercise of such Rights, the terms of the offering thereof and related matters, (in this paragraph the “Authorizing Resolutions”), (ii) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (iii) the due authorization, execution and delivery of (a) the rights’ terms and any other Securities Agreement relating to the Rights to be dated on or about the date of the first issuance of the applicable Right thereunder, by and between the Company and a right agent to be selected by the Company (each, a “Right Agreement”) and (b) any certificates relating to the Rights, (iv) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Rights in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Right Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Rights may be issued and sold, (vi) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Right Agreement and any right certificates, of the terms of the Rights and of their issuance and sale, (vii) due execution and counter-signature, to the extent required, in accordance with the provisions of the Right Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Right Agreement, the Registration Statement and the prospectus included therein, of the Rights and (viii) receipt by the Company of the consideration for the Rights as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Rights and any other Securities Agreement, such Rights will constitute valid and legally binding obligations of the Company.

e. With respect to the Units, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance and terms of the Units and the securities underlying such Units, the terms of the offering thereof and related matters (in this paragraph the “Authorizing Resolutions”), (ii) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (iii) the due authorization, execution and delivery of (a) the units’ terms and any other Securities Agreement relating to the Units to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a Unit agent to be selected by the Company (each, a “Unit Agreement”) and (b) any certificates relating to the Units, (iv) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Units in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Unit Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Units may be issued and sold, (vi) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Unit Agreement and any unit certificates, of the terms of the Units and of their issuance and sale, (vii) due execution and counter-signature, to the extent required, in accordance with the provisions of the Unit Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Unit Agreement, the Registration Statement and the prospectus included therein, of the Units and (viii) receipt by the Company of the consideration for the Units as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Units and any other Securities Agreement, such Units will constitute valid and legally binding obligations of the Company.

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10. The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution may be limited by Israeli or United States federal or state securities laws and/or the public policy underlying such laws; (iv) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defences; (v) the effect of statute of limitations; (v) we express no opinion concerning the enforceability of any waiver of rights or defences with respect to stay, extension or usury laws and (vi) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

11. We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters” and “Enforceability of Civil Liabilities”. By giving our consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

12. This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

Yours sincerely,

/s/ Horn & Co. – Law Offices

Horn & Co. – Law Offices

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